Press Release	Source: Left Right Marketing Technology, Inc.

CrazyGrazer.com Garners National Media Attention on ''The Ellen Degeneres Show'' and ''The Tony Danza Show''

Tuesday November 2, 6:24 pm ET

Company Partners With Ellen and Is Featured As One Of Tony's Favorites

LAS VEGAS--(BUSINESS WIRE)--Nov. 2, 2004--Crazy Grazer LLC, a wholly owned subsidiary of Left Right Marketing Technology, Inc. (OTCBB: LRMK - News), is happy to announce that the Las Vegas based retail e-commerce site appeared on both the nationally syndicated "Ellen Degeneres Show" and "Tony Danza Show" yesterday.

First CrazyGrazer.com teamed up with the "The Ellen Degeneres Show" to reward Fire Station 114 from Los Angeles, California, with a brand new Planar 42 inch plasma TV after they performed "a swift water rescue deployment" which saved two dogs named Bruno and Bear from drowning during last week's Southern California floods.

Bruno, Bear and members of Fire Station 114 were on hand at yesterday's taping of "The Ellen Degeneres Show" to tell their story of heroism. To their surprise Ellen and the show's producers surprised the members of L.A.'s bravest with a new big screen television, courtesy of CrazyGrazer.com. As part of the segment Ellen thanked CrazyGrazer.com and promoted the site.

Additionally CrazyGrazer.com was featured on "The Tony Danza Show" as product guru, Dr. Gadget's favorite retail e-commerce site. CrazyGrazer.com will also be working with Dr. Gadget and "The Tony Danza Show" as part of the "Tony To the Rescue! Worst Television in America Contest?" For more information about the contest click on the link featured on the home page of CrazyGrazer.com (www.CrazyGrazer.com).

"Garnering positive national exposure is the focus of any leading company, but to be featured on two nationally syndicated daytime talk shows in the same day is a testament to the hard working people here at CrazyGrazer.com," noted President / CEO Mick Hall.

Over the last month since CrazyGrazer.com's launch, the brand has been featured nationally on "The Tony Danza Show," "The Ellen Degeneres Show," "The John McEnroe Show," "The Jim Rome Show," "ESPNews," "Cold Pizza" and "The Don Imus Show."

About CrazyGrazer.com

CrazyGrazer.com is a wholly owned subsidiary of Left Right Marketing Technology, Inc. (OTCBB: LRMK - News). CrazyGrazer.com brings the best brands together in a customer-friendly store environment featuring a 24-hour customer care center staffed with respectful, hard working, helpful service representatives, and not automated systems. Crazygrazer.com is a company dedicated to building lasting, life-long relationships with customers.

About Left Right Marketing Technology, Inc.

Left Right Marketing Technology, Inc., (LRMK) traded on the Over-the-Counter Bulletin Board (OTCBB: LRMK - News), owns and operates CrazyGrazer.com -- a Nevada based e-commerce shopping mall (www.crazygrazer.com) -- and has executed a letter of intent to acquire Neolink Wireless Content -- a Los Angeles-based wireless broadcast company, currently operating two MobiTV (www.MobiTV.com) live television channels available to SPRINT PCS Vision cellular customers. In line with LRMK's vision, both companies are prepared to be ever changing and poised to respond to new developments in technology, unique product offerings and appeal to a diverse customer base.

Forward-Looking Statements: The statements in this press release regarding the company's overarching business plans, any opinions expressed about those plans, any benefits of the anticipated consumer impact from this announcement and media exposure, anticipated perceptions of stock holders based on this announcement and financial forecasts and savings, the Company's future success, the Company's ability to take advantage of market trends, the success of e-commerce, future opportunities and any other effect, result or aspect of the transactions and any other statements, which are not historical facts, are forward looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the integration of acquired business, costs, delays, and any other difficulties related to the outlet store launch, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Left Right Marketing Technology Inc.

Bonnie Smith, 702-260-9305

bsmith@crazygrazer.com

or

Alan Taylor Communications

Charles Leone, 212-714-1280

charles@alantaylor.com

Source: Left Right Marketing Technology, Inc.